Exhibit 99.1

Immunovant Reports Financial Results for the Quarter Ended December 31, 2021
Company Ended the Quarter With Cash of Approximately $527.0 Million

NEW YORK, February 4, 2022 (GLOBE NEWSWIRE) – Immunovant, Inc. (Nasdaq: IMVT), a clinical-stage biopharmaceutical company focused on enabling normal lives for people with autoimmune diseases, today reported financial results for its fiscal first quarter ended December 31, 2021. Immunovant ended the quarter with approximately $527.0 million in cash.
Financial Highlights for Fiscal Third Quarter Ended December 31, 2021:
R&D Expenses: Research and development expenses were $29.8 million for the three months ended December 31, 2021, compared to $21.1 million for the three months ended December 31, 2020. The year-over-year increase primarily reflected higher costs related to cross-indication clinical studies and clinical research, higher personnel-related expenses (including stock-based compensation) and an increase in contract manufacturing costs, reflecting investment to support our strategic objectives as we prepare to resume our clinical activities. These increases were partially offset by lower program-specific clinical trial activities due to the previously announced voluntary pause and the conclusion of certain Phase 2 studies.
G&A Expenses:  General and administrative expenses were $11.5 million for the three months ended December 31, 2021, compared to $10.5 million for the three months ended December 31, 2020. The year-over-year increase was primarily due to higher personnel-related expenses (including stock-based compensation), partially offset by lower legal and other professional costs.
Net Loss: Net loss was $41.4 million ($0.36 per common share) for the three months ended December 31, 2021, compared to $31.8 million ($0.32 per common share) for the three months ended December 31, 2020. Net loss for the three months ended December 31, 2021 and 2020 included $10.2 million and $6.0 million, respectively, related to non-cash stock-based compensation expense.
Common Stock: As of December 31, 2021, there were 115,109,833 shares of common stock issued and outstanding.

Financial Highlights for Fiscal Nine Months Ended December 31, 2021:
R&D Expenses: Research and development expenses were $69.8 million for the nine months ended December 31, 2021, compared to $50.0 million for the nine months ended December 31, 2020. The year-over-year increase primarily reflected higher personnel-related expenses (including stock-based compensation), increases related to cross-indication clinical studies and clinical research and higher contract manufacturing costs, reflecting investment to support our strategic objectives as we prepare to resume our clinical activities. These increases were partially offset by lower program-specific clinical trial activities due to the previously announced voluntary pause.
G&A Expenses:  General and administrative expenses were $39.0 million for the nine months ended December 31, 2021, compared to $29.2 million for the nine months ended December 31, 2020. The year-over-year increase was primarily due to higher personnel-related expenses (including stock-based compensation) and financial advisory fees, legal and other professional costs.
Net Loss: Net loss was $109.6 million ($1.02 per common share) for the nine months ended December 31, 2021, compared to $79.3 million ($0.94 per common share) for the nine months ended December 31, 2020. Net loss for the nine months ended December 31, 2021 and 2020 included $22.4 million and $13.3 million, respectively, related to non-cash stock-based compensation expense.
About Immunovant, Inc.
Immunovant, Inc. is a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases. Immunovant is developing batoclimab, formerly referred to as IMVT-1401, a novel, fully human anti-FcRn monoclonal antibody, as a subcutaneous injection for the treatment of autoimmune diseases mediated by pathogenic IgG antibodies.
Forward-Looking Statements
This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include Immunovant’s plan to develop batoclimab across a broad range of autoimmune indications. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidate, including the timing of the commencement of additional clinical trials and resumption of current trials; Immunovant’s scientific approach, clinical trial design, indication selection and general development progress; future clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidate may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of the ongoing COVID-19 pandemic on Immunovant’s clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval and commercialization of its sole product candidate, batoclimab; Immunovant is at an early stage in development of batoclimab; and Immunovant will require additional capital to fund its operations and advance batoclimab through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s most recent Annual Report on Form 10-K, its Form 10-Q to be filed with the SEC on February 4, 2022, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IMMUNOVANT, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Operating expenses:
Research and development	$29,756	$21,091	$69,822	$49,989
General and administrative	11,515	10,549	38,984	29,211
Total operating expenses	41,271	31,640	108,806	79,200
Other expense	114	503	825	352
Loss before benefit for income taxes	(41,385)	(32,143)	(109,631)	(79,552)
Benefit for income taxes	—	(367)	(72)	(279)
Net loss	$(41,385)	$(31,776)	$(109,559)	$(79,273)
Net loss per common share – basic and diluted	$(0.36)	$(0.32)	$(1.02)	$(0.94)
Weighted-average common shares outstanding – basic and diluted	115,025,191	97,920,460	107,447,745	84,413,511

IMMUNOVANT, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	December 31, 2021	March 31, 2021
Assets
Current assets:
Cash	$527,003	$400,146
Prepaid expenses and other current assets	13,477	8,860
Total current assets	540,480	409,006
Operating lease right-of-use assets	2,452	3,282
Property and equipment, net	250	201
Total assets	$543,182	$412,489
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,827	$2,432
Accrued expenses	31,448	15,160
Current portion of operating lease liabilities	1,079	1,179
Total current liabilities	36,354	18,771
Operating lease liabilities, net of current portion, and other noncurrent liabilities	1,680	2,238
Total liabilities	38,034	21,009
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock, par value $0.0001 per share, 10,000 shares authorized, issued and outstanding at December 31, 2021 and March 31, 2021	—	—
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding at December 31, 2021 and March 31, 2021	—	—
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 115,109,833 shares issued and outstanding at December 31, 2021 and 500,000,000 shares authorized, 97,971,243 shares issued and outstanding at March 31, 2021	12	10
Additional paid-in capital	812,933	590,425
Accumulated other comprehensive income (loss)	419	(298)
Accumulated deficit	(308,216)	(198,657)
Total stockholders’ equity	505,148	391,480
Total liabilities and stockholders’ equity	$543,182	$412,489

Contact:
Tom Dorney, MS, MBA
Investor Relations
Immunovant, Inc.
info@immunovant.com